FIRST AMENDMENT TO SERVICES AGREEMENT

This First Amendment to Services Agreement (this “First Amendment”) is effective as of this 30th day of April, 2013, by and among ETE Services Company, LLC (“Services Co”), Energy Transfer Equity, L.P. (“ETE”) and Regency Energy Partners LP (“Regency”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

WITNESSETH

WHEREAS, Services Co, ETE and Regency (collectively “the Parties”) are parties to that certain Services Agreement, effective as of May 26, 2010 (the “Agreement”), covering the provision of certain services by Services Co to Regency; and

WHEREAS, the Parties desire to amend the Agreement as set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Agreement shall be amended as follows:

1.	The Service Fee shall be waived effective as of May 1, 2013 through and including April 30, 2015.

2.
The Parties agree that, effective as of May 1, 2013 and continuing through and including April 30, 2015, Direct Expenses payable each month shall be the sum of $458,333, the monthly as-billed cost for network services/telecom and software required to support the assets of Southern Union Gas Services, Ltd. and Regency, and all costs charged to the following cost centers for work performed on Regency-owned assets during such month:

651836	Meas Data Services
653711	NLA
693710	RIGS
653710	South Texas
653713	Waha
653712	Midcon
690710	Edwards Lime JV
694710	Ranch JV
590763	SUGS

3.	Article II, Section 2.1 is deleted in its entirety and replaced with the following:

Section 2.1 Scope of G&A Services. Services Co will provide (whether directly or by subcontracting with another Person to provide pursuant to Section 2.3) to the Regency Group general and administrative services in support of the following functions: accounting, tax, SEC compliance, information technology, Sarbanes-Oxley compliance, treasury, human resources, measurement, regulatory compliance, and facilities management. The Parties may add or delete services by mutual written agreement. In addition, Services Co will appoint a single point of contact to serve as the Customer Service Representative for the Regency Group and whose function shall be to ensure that the Regency Group receives service consistent with the Standard of Care set forth in Section 2.4 hereof. In the event that Regency is dissatisfied with the Customer Service Representative, Service Co shall replace him/her with a person acceptable to Regency.

4.	The following shall be added as Section 4.7:

Section 4.7 Unilateral Termination Right. Regency shall have the unilateral right to terminate this Agreement upon ninety (90) days prior written notice (“Termination Notice”) if Regency is dissatisfied with the service being provided and Services Company fails to adequately address Regency's concerns within thirty (30) days of Regency's written notice to the Customer Service Representative of such concerns. Upon receipt of a Termination Notice, Services Company shall work in good faith with Regency to transition the G&A Services in accordance with Section 4.5.

Except as waived or amended by this First Amendment, the Agreement shall remain unmodified and in full force and effect.

This First Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Texas, without giving effect to the conflicts of law provisions or rules (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

This First Amendment may be executed by facsimile signatures and such signatures shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required. This First Amendment may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same documents.

IN WITNESS WHEREOF, this First Amendment is executed as of the date first above written.

ETE SERVICES COMPANY, LLC

By: Energy Transfer Equity, L.P., its sole member
By: LE GP LLC, its general partner

By: /s/ John W. McReynolds

Name: John W. McReynolds

Title: President and Chief Executive Officer

ENERGY TRANSFER EQUITY, L.P.

By: LE GP LLC, its general partner

By: /s/ John W. McReynolds

Name: John W. McReynolds

Title: President and Chief Executive Officer

REGENCY ENERGY PARTNERS LP

By: Regency GP LP, its general partner
By: Regency GP LLC, its general partner

By: /s/ Thomas E. Long

Name: Thomas E. Long

Title: Vice President and Chief Financial Officer